SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2007

I.D. SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15087	22-3270799
(State Or Other	(Commission	(IRS Employer
Jurisdiction Of	File Number)	Identification No.)
Incorporation)

One University Plaza, Hackensack, NJ		07601
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (201) 996-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Peter Fausel was appointed to serve as the Executive Vice President - Sales, Marketing and Customer Support of I.D. Systems, Inc. (the “Company”), effective as of March 5, 2007. As a result of such appointment, Frederick Muntz ceased serving as the Executive Vice President - Sales, Marketing and Customer Support of the Company, effective as of March 5, 2007, and is no longer an executive officer of the Company. Mr. Muntz will continue to serve as the Vice President of Strategic Accounts of the Company.

Mr. Fausel’s appointment to serve as the Executive Vice President - Sales, Marketing and Customer Support of the Company is on an at-will basis, in accordance with the terms set forth in an offer letter, which was accepted by Mr. Fausel. In accordance with the offer letter, Mr. Fausel will receive a base salary of $260,000 per year and the potential to earn an annual cash bonus in an aggregate amount of up to 100% of his base salary based on the Company’s financial performance. Mr. Fausel also will receive a monthly car allowance and will be entitled to participate in the Company’s benefit plans and programs.

Pursuant to the offer letter, Mr. Fausel received 20,000 shares of restricted common stock of the Company under the Company’s 1999 Stock Option Plan (the “Plan”), 50% of which shares vest on the first and second anniversary provided that Mr. Fausel continues to be an employee of the Company on each such anniversary. Mr. Fausel also received options to purchase up to 100,000 shares of common stock of the Company under the Plan, at a price equal to the closing price per share of common stock of the Company on the date of grant, 20% of which options vest on each anniversary of the date of grant provided that Mr. Fausel continues to be an employee of the Company on each such anniversary. Mr. Fausel also received a performance award of up to 10,000 shares of common stock of the Company under the Plan, which shares are issuable upon on the achievement of certain performance goals during the 2007 and 2008 calendar years.

From 2003 until February 2007, Mr. Fausel, age 47, served as Senior Vice President of Sales and Marketing for LXE, Inc., a manufacturer of wireless mobile computing solutions. Prior to his tenure with LXE, Mr. Fausel served as President of Jacada, Inc., an enterprise application software company, from 2001 to 2002. He has also previously served as Senior Vice President of Sales and Marketing for Ross Systems, an enterprise resource planning software provider, and Vice President of Global Accounts and Industry Marketing for Invensys PLC, production technology and energy management company. Mr. Fausel holds a Bachelor of Science degree in Business Administration-Finance from the University of Florida.

The press release announcing Mr. Fausel’s appointment as the Company’s Executive Vice President - Sales, Marketing and Customer Support is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 - Press release dated February 27, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I.D. SYSTEMS, INC.

By:	/s/ Ned Mavrommatis
Name: Ned Mavrommatis
Title: Chief Financial Officer

Date: March 5, 2007